UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2007

WEYCO GROUP, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-9068	39-0702200

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 W. Estabrook Blvd. P. O. Box 1188 Milwaukee, WI	53201

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 414-908-1600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01  Other Events

The following information is being furnished under Item 8.01 of Form 8-K:

One February 7, 2007 Weyco Group, Inc. announced that Mr. Leonard J. Goldstein will retire from its Board of Directors upon the end of his current term on May 1, 2007.  Mr. Goldstein has served as a Director of the Company since 1992.  The Company and its Board of Directors would like to thank Mr. Goldstein for his dedicated service and valuable contributions to the Company over his fifteen years on the Board.

Weyco Group also announced that the Board of Directors of the Company has nominated Ms. Tina M. Chang to stand for election as a Director of the Company at its annual shareholders meeting on May 1, 2007, to serve a 3-year term to expire in May 2010.  If elected as a Director by the Shareholders, Ms. Chang will also serve on the Company’s Audit Committee, Corporate Governance and Compensation Committee, and the Executive Committee.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release issued by the registrant on February 7, 2007

Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2007	WEYCO GROUP, INC.

/s/ John Wittkowske

John Wittkowske
Senior Vice President/CFO

Exhibit Index

99.1          Press release, dated February 7, 2007